Exhibit 99.2

Banzai Video Engagement Platform for Sales & Marketing Investor Presentation December 2022

Disclaimers Basis of Presentation This Presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Banzai International, Inc . (“Banzai” or the “Company”) and 7 GC & Co . Holdings Inc . (“ 7 GC” or “VII”) and related transactions, including Banzai’s potential acquisition of Hyros Inc . (“Hyros”) immediately prior to the combination of Banzai and VII (collectively, the “Potential Business Combination”) and for no other purpose . By accepting, reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below . No Offer or Solicitation This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . This Presentation does not constitute either advice or a recommendation regarding any securities . No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended, or an exemption therefrom . Customer Data Unless otherwise noted, all customer data included herein represents only Banzai Demio customers and all Hyros customers, excluding Banzai customers that are not Demio customers, in each case for the period from January 1 , 2019 through September 30 , 2022 . Banzai management believes this subset of customers is most representative of the combined company's business going forward . Industry and Market Data No representations or warranties, express, implied or statutory are given in, or in respect of, this Presentation, and no person may rely on the information contained in this Presentation . To the fullest extent permitted by law, in no circumstances will Banzai, Hyros, or VII or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . This Presentation discusses trends and markets that Banzai’s leadership team believes will impact the development and success of Banzai and Hyros based on its current understanding of the marketplace . Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . None of VII, Hyros, nor Banzai has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data’s accuracy or completeness . Any data on past performance or modeling contained herein is not an indication as to future performance . This data is subject to change . Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with VII, Banzai, Hyros or their respective representatives as investment, legal or tax advice . The Recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding this Presentation . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Banzai or Hyros or the Potential Business Combination . Recipients of this Presentation should each make their own evaluation of Banzai and Hyros and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . VII, Hyros, and Banzai assume no obligation to update the information in this Presentation . Forward Looking Statements Certain statements included in this Presentation are not historical facts but are forward - looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking . These forward - looking statements include, but are not limited to : (1) statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity ; (2) references with respect to the anticipated benefits of the Potential Business Combination ; (3) changes in the market for Banzai’s and Hyros’ services and technology, and expansion plans and opportunities ; (4) Banzai’s unit economics ; (5) the sources and uses of cash of the Potential Business Combination ; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the Potential Business Combination ; (7) the projected technological developments of Banzai and Hyros ; (8) current and future potential commercial and customer relationships ; (9) the ability to operate efficiently at scale ; (10) anticipated investments in additional capital resources, and research and development and the effect of these investments ; (11) the amount of redemption requests made by VII’s public stockholders ; (12) the ability of the combined company to issue equity or equity - linked securities in the future ; and (13) expectations related to the terms and timing of the Potential Business Combination . These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of VII’s, Hyros’ and Banzai’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Banzai and Hyros . 2

Disclaimers (cont’d) Forward Looking Statements (cont’d) These forward - looking statements are subject to a number of risks and uncertainties, including : changes in domestic and foreign business, market, financial, political and legal conditions ; the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required stockholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Potential Business Combination is not obtained ; failure to realize the anticipated benefits of the Potential Business Combination ; Banzai’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy ; risks relating to Banzai’s operations and business, including information technology and cybersecurity risks, loss of key customers and deterioration in relationships between Banzai and its employees ; risks related to increased competition ; risks relating to potential disruption of current plans, operations and infrastructure of Banzai and Hyros as a result of the announcement and consummation of the Potential Business Combination ; risks that Banzai is unable to secure or protect its intellectual property ; risks that the post - combination company experiences difficulties managing its growth and expanding operations ; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share ; the amount of redemption requests made by VII's stockholders ; the impact of the COVID - 19 pandemic ; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions ; and those factors discussed in the Appendix to this Presentation and set forth in the section entitled “Risk Factors” and “Special Note Regarding Forward - Looking Statements” in VII’s Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2022 , VII's Annual Report on Form 10 - K for the year ended December 31 , 2021 , and in those documents that VII has filed, or will file, with the U . S . Securities and Exchange Commission (the “SEC”) . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . The risks and uncertainties above are not exhaustive, and there may be additional risks that neither VII, Hyros, nor Banzai presently know or that VII, Hyros, and Banzai currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect VII’s, Hyros’, and Banzai’s expectations, plans or forecasts of future events and views as of the date of this Presentation . VII, Hyros, and Banzai anticipate that subsequent events and developments will cause VII’s, Hyros’, and Banzai’s assessments to change . However, while VII, Hyros, and Banzai may elect to update these forward - looking statements at some point in the future, VII, Hyros, and Banzai specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing VII’s, Hyros’, and Banzai’s assessments as of any date subsequent to the date of this Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements . Trademarks VII, Hyros, and Banzai own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This Presentation also contains trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with VII, Hyros, or Banzai, an endorsement or sponsorship by or of VII, Hyros, or Banzai, or a guarantee that Banzai, Hyros, or VII will work or will continue to work with such third parties . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that VII, Hyros, Banzai, or the any third - party will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . Non - GAAP Financial Measures Some of the financial information and data contained in this Presentation, such as Adjusted EBITDA (“Adjusted EBITDA”), Adjusted EBITDA margin and free cash flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, as adjusted to exclude non - cash items or certain transactions that management does not believe are indicative of ongoing Company operating performance, which include bad debt and distributions to shareholders . These non - GAAP financial measures, and other measures that are calculated using such non - GAAP measures, are an addition to, and not a substitute for or superior to the most directly comparable financial measures prepared in accordance with GAAP . VII and Banzai believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Banzai’s financial condition and results of operations . Banzai’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes . VII and Banzai believe that the use of these non - GAAP financial measures provide an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Banzai’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors . However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalent . For example, other companies may calculate these non - GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Banzai’s non - GAAP measures may not be directly comparable to a similarly titled measures of other companies . See the Appendix for reconciliations of these non - GAAP financial measures to the most directly comparable GAAP measures . 3

Disclaimers (cont’d) Important Information for Investors and Stockholders The Potential Business Combination will be submitted to stockholders of VII for their consideration and approval at a special meeting of stockholders . VII and Banzai will prepare a registration statement on Form S - 4 (the “Registration Statement”) to be filed with the SEC by VII, which will include preliminary and definitive proxy statements to be distributed to VII’s stockholders in connection with VII’s solicitation for proxies for the vote by VII’s stockholders in connection with the Potential Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to VII’s stockholders and certain of Banzai’s equity holders in connection with the completion of the Potential Business Combination . After the Registration Statement has been filed and declared effective, VII will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the Potential Business Combination . VII’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with VII’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Potential Business Combination, because these documents will contain important information about VII, Banzai and the Potential Business Combination . Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Potential Business Combination and other documents filed with the SEC by VII, without charge, at the SEC’s website located at www . sec . gov . Copies of these filings may be obtained free of charge on VII’s “Investor Relations” website at https : // www . 7 gc . holdings/sec - filings or by directing a request to i nfo@ 7 gc . co . VII and Banzai and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of VII’s stockholders in connection with the Potential Business Combination . Investors and security holders may obtain more detailed information regarding VII’s directors and executive officers in VII’s filings with the SEC, including VII’s Annual Report on Form 10 - K filed with the SEC on April 1 , 2022 . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to VII’s stockholders in connection with the Potential Business Combination, including a description of their direct and indirect interests, which may, in some cases, be different than those of VII’s stockholders generally, will be set forth in the Registration Statement . Stockholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions . This Presentation is not a substitute for the Registration Statement or for any other document that VII may file with the SEC in connection with the Potential Business Combination . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Investors and security holders may obtain free copies of other documents filed with the SEC by VII through the website maintained by the SEC at http : //www . sec . gov . Financial Information and Additional Information in Connection with SEC Filings The information in this Presentation has not been reviewed by the SEC and certain information, such as financial measures referenced herein, may not comply in certain respects with SEC rules . As a result, the information in the Registration Statement may differ from this Presentation to comply with SEC rules . The "Pro Forma" financial data included herein gives effect to Banzai's proposed acquisition of Hyros, and has not been prepared in accordance with Article 11 of the SEC's Regulation S - X, is presented for informational purposes only and may differ materially from the Regulation S - X compliant unaudited pro forma financial statements to be included in 7 GC's proxy statement / prospectus in connection with the Potential Business Combination (when available) . In addition, all historical financial information included herein is preliminary and subject to change pending finalization of the PCAOB audits of Banzai and Hyros for the years ended December 31 , 2021 and 2020 in accordance with PCAOB auditing standards . Accordingly, all such information and data may not be included in, may be adjusted in or may be presented differently in, any Registration Statement to be filed with the SEC . The Registration Statement will include substantial additional information about Banzai, Hyros and VII not contained in this Presentation . Once filed, the information in the Registration Statement will update and supersede the information presented in this Presentation . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE POTENTIAL BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . 4

Executive Summary

EXECUTIVE SUMMARY

Today's Presenters

banzai

banzai



Joe Davy
CEO and Founder

- Senior executive with track record of growing and scaling businesses
- Grew Banzai from 2 people to more than 50 with no outside capital
- GM, Avalara. Ran CertCapture and TrustFile business units

Avalara



Mark Musburger
VP Finance

- Senior executive with track record of growing and scaling businesses
- Previously CFO for Corvee, a tax SaaS with over 70 employees
- Director, Avalara. Ran budget across all departments, representing $180 million in revenue

Avalara

7GC & Co. Holdings



Jack Leeney
Chairman and CEO

- Proven growth technology investing track record
- Co-Founder & Managing Partner of 7 Global Capital
- 2x SPAC Board Director – Porch.com & Appreciate

7GC & Co.



Chris Walsh
CFO and COO

- Proven growth technology investing track record
- Vice President of 7 Global Capital
- Founding member at Empros Capital, technology-focused merchant bank

7GC & Co.

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7GC & Co Holdings Platform EXECUTIVE SUMMARY $2.0BN TECHNOLOGY CAPITAL DEDICATED TO PRIVATE GROWTH, TOP TIER FUNDS AND SPAC INVESTING 4. 1. 7GC & Co Fund I & Fund II ✓ $225M target AUM across Fund I & II with over 400 investments evaluated since 2018 2. Strategic Co - Investment ✓ Existing LPs receive access to participate alongside 7GC in oversubscribed rounds like Capsule (2020 Forbes Next - Billion Dollar Startup) and hims (exited via IPO) 3. 7GC & Co Holdings Inc. (“SPAC” or “VII”) ✓ Raised an upsized 4.5x oversubscribed $230M IPO targeting the technology industry; 7GC Fund sponsored ✓ Digital – first investing platform that has invested over $1B into most prominent VC and PE firms in the world including Founders Fund, KKR, EQT, and The Carlyle Group 2019 2020 2018 $2B $1.5B $1B $500M Fund I AUM: $75M Fund II Co - Invest Funds AUM: $20M AUM: $150M Special Purpose Acquisition Company (“SPAC”) AUM: $230M Moonfare AUM: $2B 1 1) 7GC, Moonfare Website; "Moonfare doubles Assets under Management to over €2 billion”. Assets Under Management 7

EXECUTIVE SUMMARY Client Meetings and Events are Foundational to Enterprise Spend 1% - 3% of an enterprise’s total revenue is spent on meetings and events 2 Client Meetings and Events are Foundational to Enterprise Spend 1% - 3% of an enterprise’s total revenue is spent on meetings and events 2 Marketing Teams Agree that Events Drive Customer & Prospect Engagement 74% of marketing executives agree that events are their most important demand generation tactic, with events representing 24% of a corporation’s average B2B marketing budget 3 Marketing Teams Agree that Events Drive Customer & Prospect Engagement 74% of marketing executives agree that events are their most important demand generation tactic, with events representing 24% of a corporation’s average B2B marketing budget 3 Digitalization Of Events Was Hyper - scaled During COVID - 19 / Prospects for Further Growth are Sound 92% of event organizers (companies who had organized at least one large - scale virtual event over the past 18 months) shifted to virtual events in 2021, 94% plan for virtual events in 2022, and 48% plan to increase the number of virtual events in 2023 4 Digitalization Of Events Was Hyper - scaled During COVID - 19 / Prospects for Further Growth are Sound 92% of event organizers (companies who had organized at least one large - scale virtual event over the past 18 months) shifted to virtual events in 2021, 94% plan for virtual events in 2022, and 48% plan to increase the number of virtual events in 2023 4 1) Straits Research. 2) Source: BTN Group Travel and Meetings Management Integrations (2014). 3) Source: Forrester Research Cvent Thought Leadership Study: Data Review (2021). Cvent Q3 2022 Business Update (November 2022). 4) Source: Kaltura – The State of Virtual Events 2022. Engagement Marketing Opportunity The world is shifting to long - term remote work, and video has become essential to sales & marketing success . Video - based experiences like webinars, virtual events, and product demos create engagement with customers and prospects. Existing video tools lack the features needed by sales & marketing organizations. We believe that the market opportunity is $110B growing by 21% CAGR from 2022 to 2030. 1 8

Business Combination Summary EXECUTIVE SUMMARY Business Combination Structure ▪ 7GC & Co. Holdings Inc. (“VII”) intends to complete a business combination (the “Business Combination”) with Banzai International, Inc. (“Banzai”), a leading full - stack engagement marketing platform ▪ The Business Combination is targeted to close in the first half of 2023, subject to the satisfaction of customary closing conditions Valuation ▪ The Business Combination implies a pro forma combined enterprise value of approximately $380 million, inclusive of the Hyros Inc (“Hyros”) acquisition referenced below ▪ Existing Banzai shareholders are expected to roll over 100% of their equity as part of the Business Combination Hyros Acquisition ▪ Effective immediately prior to and in connection with the closing of the Business Combination, Banzai is expected to acquire Hyros for approximately $110 million 1 in a primarily stock transaction, with certain minority stockholders that are unaccredited investors to receive cash at an aggregate amount of approximately $1 million ▪ The acquisition and integration of Hyros is expected to further enhance Banzai’s product platform with ad tracking and AI optimization capabilities Capital Structure ▪ The Business Combination is expected to be funded by a combination of cash held in the VII trust account and common stock to be received by Banzai shareholders ▪ The Business Combination is expected to result in no new debt and approximately $202 million 2 net cash on the balance sheet ▪ Banzai is expected to be supported by a $100 million committed equity facility from GEM 1) Subject to customary adjustment for cash, debt, transaction expenses, net working capital and a pre - closing earn - out based on satisfaction of certain economic interests. 2) Assumes no redemptions of VII public stockholders from the VII trust account. Note: See slide 34 for details 9

Investment Highlights EXECUTIVE SUMMARY Banzai is a SaaS Video Engagement Platform that integrates lead generation, audience acquisition, automation, and analytics for 7,200+ customers today 1 Disruptive and differentiated technology platform focused on attractive virtual events marketing and advertising tracking spaces Disruptive and differentiated technology platform focused on attractive virtual events marketing and advertising tracking spaces Recurring revenue model, high profit margins, and significant operating leverage combined with rapid growth Recurring revenue model, high profit margins, and significant operating leverage combined with rapid growth Strong KPIs with consolidated pro forma Annual Recurring Revenue (“ARR”) of $ 22.1 M as of 9/30/2022 Strong KPIs with consolidated pro forma Annual Recurring Revenue (“ARR”) of $ 22.1 M as of 9/30/2022 Large and growing addressable market Large and growing addressable market Consolidation engine in place / Hyros acquisition expected to significantly increase Banzai’s marketing toolset Consolidation engine in place / Hyros acquisition expected to significantly increase Banzai’s marketing toolset The Hyros Customer Data Platform (CDP) includes ad tracking and AI optimization capabilities for marketing organizations, and will significantly enhance the Banzai platform 1) As of 9/30/2022. Includes customers of both Banzai and Hyros. These numbers have not been de - duped across multiple customer accounts. 10

Banzai Overview

Engagement is the future of Marketing . Video is the future of Engagement . 12

Video is hard for Marketers because incumbent video tools lack data, automation, and marketing features. Marketers lose weeks in manual effort with each campaign and miss out on valuable leads. Executives can’t measure effectiveness. 13

BANZAI OVERVIEW

Incumbent Video Tools Cost Marketers a Lot

banzai

A $1B revenue company could lose $60M per year to inefficiencies caused by poor data, bad processes, and missing marketing features in its video tools. These shortcomings cost time and lead to lower conversion rates.

Estimated Efficiency Gain	
- Audience (Increased Registrations)	20%
- Engagement (Increased Conversion to Lead)	x 25%
- Integration (Increased Conversion to Opportunity)	x 10%
- Analytics (Improved Allocation of Resources)	x 25%
Potential Efficiency Gain	**= 106%**

Revenue (Example Company)	$1B/yr
V.E. Expense (% of Revenue) (Virtual Event Expense as a % of Revenue)	1.4%
V.E. Expense ($) (1.4% x $1B)	$14M/yr
LTV / CAC Ratio (SaaS Benchmark, Average)	4x
Realized LTV	$56M
Total Opportunity Cost **(Missed LTV = Realized LTV x 106%)**	**$60M**

Source: Management estimates and assumptions

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BANZAI OVERVIEW Banzai Adds Analytics & Automation to Live Video Marketing add - ons like analytics, data, integrations, and audience form a differentiated moat around our live video platform . Banzai integrates with 1,000+ tools. Hyros will drive greater customer lock - in through new integrations and add - ons that increase customer value. The Banzai Moat 15

An Integrated Engagement Marketing Platform BANZAI OVERVIEW Banzai: The Engagement Marketing Platform Essential Solutions Marketers Need to Increase Efficiency and Drive More Revenue Engagement Analytics Powerful, Easy - to - Use Live Video No - Cookies, Privacy - Safe Customer Data Platform Drive More Leads & Attendees Audience Acquisition Audience 16

Banzai is the ‘HubSpot of Video’ BANZAI OVERVIEW Email Marketing Video Engagement Platform Marketing Automation Platform Webinar Tools SMB Tool Mid - Market + Enterprise Platform Video Email 17

Expanding Addressable Market BANZAI OVERVIEW Single Product Two Products To Full - Stack Platform 2022 Marketing Analytics Software $3.1B 13.9% CAGR (2021 – 2028E) 2021 UC Collaboration $15.0B 14.6% CAGR (2019 - 2025E) 2016 Virtual Events $110B 21.1% CAGR (2022 – 2030E) 2022 Virtual Events $110B 21.1% CAGR (2022 – 2030E) 2016 Virtual Events $110B 21.1% CAGR (2022 – 2030E) 2022 UC Collaboration $15.0B 14.6% CAGR (2019 – 2025E) Source: Straits Research, Zion Market Research, and IDC Research (2021) 18

BANZAI OVERVIEW

Banzai Timeline

banzai

2016
Banzai Founded
Joe Davy starts Banzai to support event marketing

2017
50+ Banzai Customers
1st product launch
Reach release for audience acquisition

2018
80+ Banzai Customers

2019
1,300+ Banzai Customers
VULCAN dnx ventures
Complete Series A Financing

2020
4,200+ Banzai Customers
COVID accelerates adoption of digital engagement as key product category

2021
4,700+ Banzai Customers
Banzai acquires Demio

2022
7,200+ Combined Customers[1]
Banzai signs merger agreement to acquire Hyros

2023E
Expected De-SPAC 1H 2023E

1) As of 9/30/2022. Includes customers of both Banzai and Hyros. These numbers have not been de-duped across multiple customer accounts.

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The Team BANZAI OVERVIEW Leadership team built on the foundation formed working at Avalara Joe Davy CEO GM, Avalara Founded Banzai in 2016 Mark Musburger VP Finance Director, Avalara Simon Baumer CTO VP Engineering, Verivox Technology Marketing + Sales HR + Finance Esteban Robles Luna CTO, Hyros Ashley Levesque VP of Marketing Rachel Stanley VP of Revenue Alvin Yip Interim Controller 20

About Us Customers Growth & Efficiency 2016 Founded 94 Employees – Combined Seattle Headquarters 28 Countries – Combined 7,200+ Customers – Combined 1 4,800,000+ Active Users – LTM Banzai 11,000+ Events Hosted – LTM Banzai 84.5% YoY Revenue Growth – LTM Combined 119.6% Net Revenue Retention – Banzai Enterprise Customers 2,3 77.7% Net Revenue Retention – Hyros Enterprise Customers 2,3 11.3% Adjusted EBITDA Margin – Combined 4 By The Numbers BANZAI OVERVIEW 1) As of 9/30/2022. Includes customers of both Banzai and Hyros. These numbers have not been de - duped across multiple customer accounts. 2) Enterprise customers defined as having >=$3,000 Average Customer Value (“ACV”). 3) Net Revenue Retention % = (Beginning MRR + Sum(Upgrade MRR - Downgrade MRR + Reactivation MRR - Churn MRR)) / Beginning MRR. 4) See Appendix for non - GAAP reconciliation. (LTM as of 9/30/2022, unaudited financials) 21

BANZAI OVERVIEW Attractive Revenue Retention for Both Banzai and Hyros Total Pro Forma Combined Enterprise Customer Count 1 199 % Growth 1) Enterprise customers defined as having >=$3,000 ACV. Land & Expand >$3K in ARR Hyros Banzai Annualized Pro Forma Combined Average Customer Value – Enterprise 1 Increased customer quality by focusing on customer segments with higher average customer values and higher net retentions… Hyros Banzai As of 12/31/20 As of 12/31/21 As of 9/30/22 837 2,504 2,461 As of 12/31/20 As of 12/31/21 As of 9/30/22 $4,938 $7,058 $7,327 175% 168% 100% 100% 112% 98% T+0 T+1 T+2 22

Measurable Value for Well - Known Customer Logos BANZAI OVERVIEW Note: All numbers are based on customer usage for periods 2017 - 2022 unless otherwise indicated 23 1,600+ Hosted Sessions (YTD2022) 60 % Increase in Conversion Rate 2,300+ Increased Registrations 40 % Increase in Prospect Attendance 750+ Hosted Sessions (2020 - 2022) 750+ Hosted Sessions (2020 - 2022) 3,100 Increased Registrations 1,300+ Increased Registrations 800+ Increased Registrations

Banzai + Hyros Opportunity

Hyros Strategic Rationale BANZAI + HYROS OPPORTUNITY Expands total addressable market, and adds ROI attribution and AI optimization capabilities Enhances Banzai’s role as a full - stack Engagement Marketing Platform by adding Hyros’ Customer Data Platform Acceleration of long - term revenue growth potential and operational efficiency 25

BANZAI + HYROS OPPORTUNITY

Banzai & Hyros: A Strategic Combination

banzai

Banzai Customers Need to Measure Event ROI; Hyros Delivers This Capability

As of 9/30/22	4,400+ Customers	2,700+ Customers	7,200+ Customers[1]
Products	Video Engagement Platform Audience Acquisition	Customer Data Platform ROI Tracking & Attribution AI Ad Platform Training	Engagement Marketing Platform Video + Data + AI
Channels	$5.2M of ARR 90%+ Self-Serve	$16.8M of ARR Strong Sales Org	$22.1M of ARR Strong Self-Serve + Sales Competency
Ideal Customer Profile	SMB-to-Enterprise, driving growth via Land + Expand $3,738 ACV – Enteprise[2]	Mid-Market driving growth via Land + Expand $7,801 ACV – Enteprise[2]	Focus on Mid-Market + through Land & Expand
Verticals	Primarily Technology	Diverse mix	Diverse mix

1) As of 9/30/2022. Includes customers of both Banzai and Hyros. These numbers have not been de-duped across multiple customer accounts.
2) Enterprise customers defined as having >=$3,000 ACV.

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Hyros Transaction Overview BANZAI + HYROS OPPORTUNITY Strategic Rationale • Hyros’ strength is growing revenue attribution for digital marketers, helping enterprise and small and medium - sized business customers get accurate ROI data attributable to marketing campaigns . Hyros customers use this data to optimize marketing campaign performance . • Banzai intends to integrate Hyros into its existing engagement marketing platform ecosystem, which is expected to strengthen the value proposition for existing Banzai customers and grow its >= $ 3 , 000 ACV customer cohort . • Together, Banzai and Hyros intend to focus on creating greater customer value through joint solutions . Financial Consideration / Structure • Contemporaneous with the closing of the Business Combination between VII and Banzai, Banzai will be acquiring Hyros for $ 110 million (subject to customary adjustments for cash, debt, transaction expenses, net working capital and a pre - closing earn - out based on satisfaction of certain economic metrics) in an all - stock transaction, with certain minority stockholders that are unaccredited investors to receive cash at an aggregate amount of approximately $ 1 million, following which Hyros will be a wholly owned subsidiary of Banzai . Management & Governance • It is expected that Hyros will be integrated into Banzai’s engagement marketing platform following the expected completion of the acquisition. • Hyros’ Co - Founder and CEO Alex Becker is expected to assist with the integration. • Joe Davy is expected to run the combined business, and all existing product and engineering teams are expected to integrate into the existing Banzai hierarchy. Timing & Approvals • Expected to close contemporaneous with the closing of the Business Combination between VII and Banzai in the first half of calendar year 2023 , subject to the satisfaction of conditions precedent as is customary for transactions of this nature, including, among other things, approval by the stockholders of both companies . 27

Hyros Transaction Overview (cont’d) BANZAI + HYROS OPPORTUNITY Potential for transformative longer - term growth synergies Opportunity to invest behind long - term efficient growth for combined entity across multiple strategic levers Integrate Hyros into existing Banzai product offering and pricing bundles to provide a full - stack webinar hosting, audience acquisition, and revenue attribution platform for marketers Hyros is expected to add campaign - to - registration tracking capability to Banzai Hyros is expected to add event - to - purchase ROI attribution capability to Banzai There is customer overlap with Hyros and Banzai existing customer base 1 2 3 4 28

Financial Highlights

$3.0 - $7.0 $11.9 $8.6 $5.3 $4.2 $5.7 $10.7 $7.7 $16.2 16.1 11.9 21.9 - $1.4 - $2.8 ($ in millions) Unaudited Financial Results FINANCIAL HIGHLIGHTS Consolidated Pro Forma Revenue Hyros Banzai Gross Margin FCF FCF Margin % $3.4 ($ in millions) $16.9 ($ in millions) $2.5 Consolidated Pro Forma Gross Profit Gross Profit Consolidated Pro Forma Free Cash Flow (“FCF”) 1 Consolidated Pro Forma Adjusted EBITDA 1 Adjusted EBITDA Adjusted EBITDA Margin % ($ in millions) LTM as of 9/30/2021 2021 LTM as of 9/30/2021 LTM as of 9/30/2022 85 % Growth LTM as of 9/30/2022 2021 LTM as of 9/30/2021 LTM as of 9/30/2022 LTM as of 9/30/2021 LTM as of 9/30/2022 2021 21% 26% - 32% - 9% - 24% 11% 74% 73% 77% 2021 1) See Appendix for non - GAAP reconciliation. 30

14.0% 9.4% 9.2% 7.6% 15.7% 11.1% 7.6% 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 Median: 9.4% 1Q 21 2Q 21 S&M Payback Ratio (in months) 1.3 0.9 1.4 2.2 29.0 NM NM 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 Significant Operating Efficiency FINANCIAL HIGHLIGHTS 2 3 Median: 1.4 Operating Expenses: As a % of Revenue 110% 87% 77% 74% 76% 67% 47% 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 Median: 76% (unaudited financials) 1 Sales & Marketing Spend (“S&M”): As a % of Revenue 31

Transaction Valuation & Benchmarking

TRANSACTION VALUATION & BENCHMARKING

Market Positioning

banzai

Top 10 SaaS

GitLab, zscaler, bill, DATADOG, ATLASSIAN, zoominfo

SIMILARITIES
- SaaS product
- Similar monetization strategy
- Recurring revenue model pricing

DIFFERENCES
- Different lifecycle maturation stage; larger market cap business
- ACV scale and maturation with existing customers
- Limited greenfield opportunities with new customers due to matured state

VALUATION
- Multiple premia based on combination of revenue acceleration, operational efficiency, business KPIs
- Trade on revenue / gross profit multiples; multiple premia compression in past 12 months

MarTech SaaS

braze, Amplitude, HubSpot, sproutsocial, DoubleVerify, zoom, ON24

SIMILARITIES
- SaaS product
- SaaS sub-vertical overlap
- Recurring revenue model pricing

DIFFERENCES
- Received COVID acceleration bump; “pandemic darling” normalization
- Operating efficiency yet to be fully realized leading to limited profitability

VALUATION
- Multiple premia based on combination of revenue acceleration, operational efficiency, business KPIs
- Trade on revenue / gross profit multiples; multiple premia compression in past 12 months

SMB SaaS

monday.com, shopify, BIGCOMMERCE, doximity, appian, SQUARESPACE

SIMILARITIES
- SaaS product
- Smaller ACV
- Recurring revenue model pricing

DIFFERENCES
- Product use cases show limitations to move upstream to larger ACV customers
- Operating efficiency yet to be fully realized leading to limited profitability

VALUATION
- SMB customer cohorts tend to show less resilience during economic uncertainty leading to less predictable top-line forecasting
- Trade on revenue / gross profit multiples; multiple premia compression in past 12 months

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TRANSACTION VALUATION & BENCHMARKING

Business Combination Summary

banzai

Summary Points

- Implied pro-forma market capitalization of $580 million and EV of $380 million.
- Existing Banzai shareholders will own 50.4% of the business following the completed Business Combination.
- Banzai is a party to a share purchase agreement providing an equity commitment facility up to $100M following the De-SPAC that will allow the company to opportunistically take in additional capital in the event of high redemptions or if additional capital is needed.

Pro Forma Enterprise Value ($ Millions)

Share Price	$10.00
Pro Forma Shares Outstanding (M)	58.0
Equity Value	**$580**
(-) Cash on Balance Sheet[1,4]	(207)
(+) Debt[5]	7
Enterprise Value	**$380**

Illustrative Sources & Uses ($ Millions)

Sources	
Cash from VII Trust and Equity Facility[1]	$230
Banzai Shares (Rollover Equity)	293
Total	**$523**

Uses	
Cash to Balance Sheet	$202
Sellers' Equity	293
Transaction Fees[2]	28
	$523

Illustrative Pro Forma Ownership(3)(4)


9.9%
50.4%
43% of Trust via GEM equity facility
39.7%
Rollover Equity
VII SPAC / Equity Commitment
VII Sponsor

1) Assumes no redemptions by VII's existing public stockholders.
2) Includes deferred underwriting fee from Cantor Fitzgerald; assumes additional $20M transaction expenses.
3) Ownership excludes warrants by VII. Pro forma ownership and shares outstanding exclude (i) 18.9 million outstanding warrants of VII (strike price of $11.50 or 15% out-of-the-money) and (ii) 5.85 million earn-out shares, 1/3 of which vest upon closing price equal to $12.00, $14.00 and $16.00, respectively, over any 20/30 trading days before fifth anniversary of closing.
4) Assumes $5.1M cash & equivalents; based on November 2022 consolidated balance sheet for illustrative purposes (but subject to change).
5) Assumes $6.7M debt; based on November 2022 consolidated balance sheet for illustrative purposes (but subject to change).

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Appendix

Unaudited Non - GAAP Reconciliation APPENDIX 36 Last Twelve Months as of ($ in millions) 2021 9/30/21 9/30/22 Net Income - Other Income + Interest Expense + Depreciation + Amortization + Bad Debt + Taxes + Hyros Distribution Payments/Misc. 1 - $9.9 0.9 1.6 0.0 0.7 0.2 0.0 6.8 - $6.1 0.9 1.0 0.0 0.5 0.0 0.0 2.5 - $8.5 0.2 2.1 0.0 0.7 0.1 0.0 8.1 Adjusted EBITDA - $1.4 - $2.8 $2.5 Net Cash Provided/(Used) by Operations + (Increase)/Decrease in Fixed Assets $3.4 0.0 $3.0 (0.0) - $7.0 0.0 Free Cash Flow $3.4 $3.0 - $7.0 1) Includes distribution payments to Hyros shareholders: $2,484,016 (June 2021), $4,281,945 (December 2021), and $3,850,320 (July 2022).

Risk Factor Summary APPENDIX Actual events, circumstances, or results are difficult or impossible to predict and may differ materially from those contemplated in any forward - looking statements made in this Presentation and are due to a variety of risks and uncertainties including, but not limited to, that Banzai : is dependent upon customer renewals, the addition of new customers, increased revenue from existing customers and the continued growth of the market for its platform ; may fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs or requirements, and its platform may become less competitive ; may not successfully execute on its strategy and continue to develop and effectively market solutions that anticipate and respond to the needs of its customers, its business, operating results and financial condition may suffer ; may fail to properly manage its technical operations infrastructure, experience service outages, undergo delays in the deployment of its applications, or its applications may fail to perform properly, as a result may be subject to liabilities and its reputation and operating results may be adversely affected ; has in the past completed acquisitions and may acquire or invest in other companies or technologies in the future, which could divert management’s attention, fail to meet its expectations, result in additional dilution to its stockholders, increase expenses, disrupt operations or harm operating results ; may fail to further enhance its brand and maintain its existing strong brand awareness, its ability to expand its customer base will be impaired and its financial condition may suffer ; may fail to effectively develop and expand its marketing, sales, customer service, operations, and capabilities could harm its ability to increase its customer base and achieve broader market acceptance of its platform ; has experienced rapid growth and organizational change in recent periods and expects continued future growth, and if Banzai fails to manage its growth effectively, Banzai may be unable to execute its business plan, maintain high levels of service or address competitive challenges adequately ; and faces significant competition, which may adversely affect its ability to add new customers, retain existing customers and grow its business . Other risks and uncertainties include changes in domestic and foreign business, market, financial, political and legal conditions ; the impact of the Covid - 19 pandemic ; the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the stockholders of VII or Banzai is not obtained ; failure to realize the anticipated benefits of the Business Combination ; the amount of redemptions requested by VII’s stockholders ; and those factors discussed in VII’s Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2022 , VII's Annual Report on Form 10 - K for the year ended December 31 , 2021 , and in those documents that VII has filed, or will file, with the SEC . If any of these risks materialize or its assumptions prove incorrect, actual results could differ materially from the results implied by statements made in this Presentation . There may be additional risks that neither VII nor Banzai presently know or that VII and Banzai currently believe are immaterial that could also cause actual results to differ from those contained in forward - looking statements . Accordingly, you should not place undue reliance on its forward - looking statements . 37